As filed with the Securities and Exchange Commission on December 22, 2009	Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PULASKI FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Missouri	43-1816913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Olive Boulevard
St. Louis, Missouri 63141-6434
(314) 878-2210
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary W. Douglass
President and Chief Executive Officer
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141-6434
(314) 878-2210
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Paul M. Aguggia, Esq.
Aaron M. Kaslow, Esq.
Kilpatrick Stockton LLP
Suite 900
607 14th Street, N.W.
Washington, D.C. 20005
(202) 508-5800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Debt Securities
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Warrants
Depositary Shares
Units
Total:	$40,000,000		$40,000,000	$2,852

(1)
There are being registered hereunder such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Common Stock, such indeterminate number of shares of Preferred Stock, such indeterminate number of Warrants to purchase Common Stock, Debt Securities, Preferred Stock or Depositary Shares, such indeterminate number of Depositary Shares and such indeterminate number of Units of the Registrant as shall have an aggregate initial offering price not to exceed $40,000,000.  If any Debt Securities are issued at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $40,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for that issuance. In addition, pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of shares of Common Stock and Preferred Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Omitted in accordance with General Instruction II.D of Form S-3 under the Securities Act.
(3)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED •, 2009

PROSPECTUS

Pulaski Financial Corp.

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; warrants to purchase other securities; depositary shares; or units consisting of a combination of two or more of these securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is •.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, warrants, depositary shares or units consisting of a combination of these securities described in this prospectus in one or more offerings, up to a total dollar amount of $40,000,000.  This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Pulaski Financial,” “we,” “us,” “our” or similar references mean Pulaski Financial Corp.

As used in this prospectus, the terms “Series A preferred stock” refers to the 32,538 shares of Pulaski Financial’s Series A Fixed Rate Cumulative Perpetual Preferred Stock having a liquidation preference of $1,000 per share, which we sold to the U.S. Department of Treasury on January 16, 2009 , along with a warrant to purchase up to 778,421 share of Pulaski Financial’s common stock at an initial exercise price of $6.27 per share, for an aggregate purchase price of $32.5 million as part of the U.S. Department of Treasury’s Trouble Asset Relief Program (“TARP”) Capital Purchase Program.

WHERE YOU CAN FIND MORE INFORMATION

            We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date Filed (as applicable)
Annual Report on Form 10-K	Year ended September 30, 2009

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141-6434
Attention:  Paul J. Milano, Chief Financial Officer and Secretary
Telephone:  (314) 878-2210

In addition, we maintain a corporate web site, www.pulaskibankstl.com. On our web site, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such materials with, or furnish it to, the SEC. This reference to our web site is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the web site into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, as well as other written communications made from time to time by us and oral communications made from time to time by our authorized officers, may contain statements relating to our future results (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to our financial condition, expected or anticipated revenue, and results of our operations and business, including earnings growth determined using generally accepted accounting principles; revenue growth in retail and mortgage banking, lending and other areas; origination volume in our mortgage, commercial and consumer lending businesses; competitive products and pricing; demand for loan and deposits; asset quality, loan delinquency rates and levels of non-performing assets; impairment charges with respect to investment securities; current and future capital management programs; non-interest income levels, including mortgage banking revenues and fees from services and loan sales; tangible capital generation; market share; our ability to control costs and expenses; and other business operations and strategies. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

We caution you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to:

•	the factors identified in this document under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors;”

•	prevailing economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the banking industry;

•
interest rate trends, changes in interest rates, deposit flows, loan demand, real estate values and competition, which can materially affect, among other things, mortgage banking revenues, revenues from loan sales, origination levels in our lending businesses and the level of defaults, losses and prepayments on loans we have made and make, whether held in portfolio or sold in the secondary markets;

•	changes in our allowance for loan losses and provision for loan losses;

•	secondary market conditions for loans and our ability to sell loans in the secondary market;

•	changes in the quality or composition of the loan or investment portfolios;

•	factors driving impairment charges on investments;

•	results of examinations of us by the Office of Thrift Supervison;

•
our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	our timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by customers;

•	operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	changes in accounting principles, policies, and guidelines;

•	changes in any applicable law, rule or regulation;

•	litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of other matters before regulatory agencies, whether pending or commencing in the future; and

•	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this prospectus. Except as may be required by applicable law or regulation, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

PULASKI FINANCIAL CORP.

Pulaski Financial Corp. is a diversified, community-based financial institution holding company for Pulaski Bank. We are registered as a savings and loan holding company pursuant to the Home Owners’ Loan Act.  As such, we are subject to supervision and regulation by the Office of Thrift Supervision.  Pulaski Financial began operating in 1998. Pulaski Bank was founded in 1922.  Pulaski Bank is independent, community oriented, and provides an array of financial products and services for business and consumers in the St. Louis and Kansas City metropolitan areas through 12 full-service offices and five loan production offices.  Pulaski Bank is a federally-chartered savings bank subject to supervision and regulation by the Office of Thrift Supervision.  Pulaski Bank’s deposit accounts are insured by the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum permitted by law.  Pulaski Bank is a member of the Federal Reserve System and is an Equal Housing Lender.  We are an Affirmative Action/Equal Opportunity Employer.

As of September 30, 2009, Pulaski Financial had consolidated assets of $1.41 billion, consolidated deposits of $1.19 billion and consolidated stockholders’ equity of $117.0 million.  Shares of our common stock are traded on the NASDAQ Global Select Market under the trading symbol “PULB.”

Our executive offices are located at 12300 Olive Boulevard, St. Louis, Missouri 63141-6434, and our telephone number at these offices is (314) 878-2210.  Our Internet address is www.pulaskibankstl.com.  The information on our web site is not incorporated by reference in this prospectus.

            Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness, including the preferred stock and/or warrant we issued to the U.S. Department of Treasury under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments.

REGULATION AND SUPERVISION

Our banking subsidiary, Pulaski Bank, is a federally-chartered savings bank and its deposit accounts are insured under the Deposit Insurance Fund up to applicable legal limits.  Pulaski Bank is subject to supervision, regulation and examination by the Office of Thrift Supervision.  Asset growth, deposits, reserves, investments, loans, consumer law compliance, issuance of securities, payment of dividends, establishment of banking offices, mergers and consolidations, changes in control, electronic funds transfer, management practices and other aspects of operations are subject to regulation by the appropriate federal supervisory authorities.

Pulaski Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition, in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other depository institutions. Furthermore, Pulaski Bank is periodically examined by the Office of Thrift Supervision to assess compliance with various regulatory requirements, including safety and soundness considerations. This regulation and supervision establishes a comprehensive framework of activities in which Pulaski Bank can engage, and is intended primarily for the protection of the Deposit Insurance Fund and depositors rather than for the protection of security holders. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss allowances for regulatory purposes.

As a registered savings and loan holding company, we are required to file certain reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision, and the SEC under federal securities laws. In addition, the Office of Thrift Supervision periodically examines us.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities and the preferred stock and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Further, dividends, loans and advances from Pulaski Bank are restricted by federal statutes and regulations.  The FDIC and the Office of Thrift Supervision have the authority to limit payment of dividends based on factors such as the maintenance of adequate capital at Pulaski Bank.  For additional restrictions on our ability to pay dividends, see “Description of Common Stock—Dividends.”

In addition, there are various statutory and regulatory limitations on the extent to which Pulaski Bank can finance us or otherwise transfer funds or assets to us or any other affiliated companies, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving Pulaski Bank and us are limited in amount to 10% of Pulaski Bank’s capital and surplus with each company and 20% of Pulaski Bank’s capital and surplus in the aggregate. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to savings and loan holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended September 30, 2009, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.  A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

Changes to the laws and regulations can affect the operating environment of savings and loan holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if changes do occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct unsecured general obligations; and

•	either senior debt securities or subordinated debt securities.

Senior debt securities will be issued under an indenture we call the “senior indenture” and subordinated debt securities will be issued under a separate indenture we call the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called the “indentures,” and the senior debt securities and the subordinated debt securities are called “debt securities.”

We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities that will be payable;

•	the rate or rates that the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•
the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the Events of Default (as defined below) or covenants;

•	any changes to the terms and condition upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities (Section 301).

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture.)

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 801 and 802)

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event that is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•
subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant a default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 512) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities. (Section 901)

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Concerning the Indenture Trustee

We will designate a trustee under the senior indenture and the subordinated indenture before the issuance of the debt securities.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior or subordinated debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture.  Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

Each indenture contains certain limitations on the right of the trustee thereunder, if it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

Governing Law

The indentures are and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary,” and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.

Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

If (1) the depositary notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days or (2) an event of default with respect to a series of debt securities shall have occurred and be continuing, the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary instructs the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities, and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority.  Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF COMMON STOCK

Pulaski Financial Corp., which is incorporated under the General and Business Corporation Law of the State of Missouri, is authorized to issue 18,000,000 shares of capital stock, $0.01 par value.  As of December 9, 2009, we had 10,442,400 shares of common stock outstanding. Our board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Voting Rights

Generally, the holders of our common stock are entitled to one vote per share on all matters presented to stockholders.  However, our Articles of Incorporation provide that record owners of our common stock who beneficially own, either directly or indirectly, in excess of 10% of our outstanding shares are not entitled to vote the shares held in excess of that 10% limit.  Holders of common stock are not entitled to cumulate their votes in the election of directors.

Dividends and Repurchases

The holders of our common stock are entitled to receive and share equally in any dividends as may be declared by our board of directors out of funds legally available for the payment of dividends.  Missouri law generally limits dividends to an amount equal to the excess of our net assets over stated capital.

The terms of our Series A preferred stock impose certain restrictions on our ability to declare and pay dividends on our common stock and to repurchase our common stock.  We may pay dividends on or repurchase our common stock only if we have paid or provided for all dividends on our Series A preferred stock for the then current period and all prior periods.  In addition, prior to the earlier of (i) January 16, 2012 or (ii) the date on which the Series A preferred stock has been redeemed in full or the U.S. Department of the Treasury has transferred all of the Series A preferred stock to non-affiliates, we cannot increase our quarterly cash dividend above $0.095 or repurchase any shares of common stock or other capital stock or equity securities or trust preferred securities without the consent of the Department of the Treasury.  The repurchase restrictions do not apply in certain limited circumstances, including the repurchase of common stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, but only to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation.

Additionally, in connection with the issuance of trust preferred securities, we issued junior subordinated debentures to the trusts.  We may defer the payment of interest on each of the junior subordinated debentures for a period not to exceed 20 consecutive quarters, provided that the deferral period does not extend beyond the stated maturity.  During such deferral period, distributions on the corresponding trust preferred securities will also be deferred and we will be unable to pay dividends to the holders of shares of our common stock.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive their pro rata portion of our remaining assets after payment, or provision for payment, of all our debts and liabilities and the holders our preferred stock, if any, have been paid in full any sums to which they may be entitled.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Certain Charter and Bylaw Provisions Affecting Stock

Our Articles of Incorporation and Bylaws contain several provisions that may make us less attractive target for an acquisition of control by anyone who does not have the support of our board of directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, a staggered board of directors, authorization of the issuance of “blank check” preferred stock by our board of directors without shareholder approval, advance notice requirements for nominations for election to the board or for proposing matters that can be acted on by shareholders at shareholder meetings, limiting the removal of directors by the board of directors and shareholders to removal for cause and limiting the persons who may call special meetings of shareholders.  The foregoing is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Missouri law contains a “five year freeze” statute that generally prohibits us from engaging in a business combination with an interested shareholder for a period of five years from the date the person became an interested shareholder unless certain conditions are met.  Missouri law also contains a “control shares acquisition” statute that provides that “acquiring persons” who hold more than a specified percentage of the stock of a public company will not possess voting rights for the stock unless voting rights are approved by both (1) a majority of the voting stock and (2) a majority of the voting stock excluding the shares held by the acquiring person or any officer or director of the public company.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Articles of Incorporation or the Certificate of Designations to the Articles of Incorporation with respect to the establishment of a series of preferred stock that will be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our Articles of Incorporation permit our board of directors to issue up to 1,000,000 shares of preferred stock, $0.01 per share, in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.  32,538 shares of our Series A preferred stock are currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•
the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•
senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates, if any, described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

 Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or before the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a savings and loan holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Office of Thrift Supervision approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles of Incorporation.

Under regulations adopted by the Office of Thrift Supervision, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting stock” and a holder of 10% under certain circumstances may then be subject to regulation as a savings and loan holding company in accordance with federal law.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

 Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

 Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

 We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit before the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•
the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  If any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.

 We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Kilpatrick Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Pulaski Financial Corp. as of September 30, 2009 and 2008, and for each of the three years in the period ended September 30, 2009, and the effectiveness of Pulaski Financial Corp.’s internal control over financial reporting as of September 30, 2009, appearing in Pulaski Financial Corp.’s Annual Report on Form 10-K for the year ended September 30, 2009, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports that are incorporated by reference in this Prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Pulaski Financial Corp.

Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

Prospectus
____________, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee — Securities and Exchange Commission	$2,852
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total Expenses	$2,852

*      These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Article IX of Pulaski Financial Corp.’s Articles of Incorporation provides:

9.1           The Corporation shall and does hereby indemnify any person who is or was a director or executive officer of the Corporation or any subsidiary against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

9.2           The Corporation may, to the extent that the board of directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

9.3           The Corporation may, to the extent that the board of directors deems appropriate, make advances of expenses, including attorneys’ fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however, that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

9.4           The indemnification and other rights provided by this Article IX shall not be deemed exclusive of any other rights to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested directors or otherwise), may be entitled.  The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person’s status as director, officer, employee or agent of the Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

9.5           Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person’s heirs, executors, administrators and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by Sections 9.1 and 9.3 and this Article IX.  The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

9.6           Any indemnification granted by the board of directors pursuant this Article IX shall inure to the person to whom the indemnification is granted and such person’s heirs, executors, administrators and estate; provided, however, that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the board of directors, and the survival of such indemnification shall be in accordance with terms determined by the board of directors.

9.7           For the purposes of this Article IX, “subsidiary” shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Corporation.

Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement.*

4.1	Articles of Incorporation (incorporated by reference to Exhibit B to the Definitive Proxy Statement for the 2003 Annual Meeting filed on December 27, 2002).

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended December 31, 2003).

4.3
Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 16, 2009).

4.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on December 21, 2007).

4.5
Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 16, 2009).

4.6	Warrant to Purchase 778,421 Shares of Common Stock of Pulaski Financial Corp. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on January 16, 2009).

4.7	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities).

4.8	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities).

4.9	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.*

4.10	Form of Preferred Stock Certificate*

4.11	Form of Certificate of Designation for series of Preferred Stock*

4.12	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units.*

4.13	Form of Unit Agreement*

5.1	Opinion of Kilpatrick Stockton LLP as to the legality of the securities being offered.

23.1	Consent of KPMG LLP.

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5 filed herewith).

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

25.1	Form T-1 Statement of Eligibility of the Senior Indenture Trustee (to be filed prior to any issuance of Senior Debt Securities).**

25.2	Form T-1 Statement of Eligibility of the Subordinated Indenture Trustee (to be filed prior to any issuance of Subordinated Debt Securities).**

*	To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated herein by reference.
**	To be subsequently filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser.

The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 22, 2009.

PULASKI FINANCIAL CORP.

By:	/s/ Gary W. Douglass
Gary W. Douglass
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Pulaski Financial Corp. hereby severally constitute and appoint Gary W. Douglass and Paul J. Milano, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Pulaski Financial Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacity and on the dates indicated.

December 22, 2009	By:	/s/ Gary W. Douglass
Gary W. Douglass
President and Chief Executive Officer, Director
(Principal Executive Officer)

December 22, 2009	By:	/s/ Paul J. Milano
Paul J. Milano
Chief Financial Officer
(Principal Financial and Accounting Officer)

December 22, 2009	By:	/s/ Stanley J. Bradshaw
Stanley J. Bradshaw
Chairman of the Board

December 22, 2009	By:	/s/ Lee S. Wielansky
Lee S. Wielansky
Vice-Chairman of the Board

December 22, 2009	By:	/s/ Kathryn S. Bader
Kathryn S. Bader
Director

December 22, 2009	By	/s/ William M. Corrigan, Sr.
William M. Corrigan, Sr.
Director

December 22, 2009	By:	/s/ William A. Donius
William A. Donius
Director

December 22, 2009	By:	/s/ Leon A. Felman
Leon A. Felman
Chairman

December 22, 2009	By:	/s/ Michael R. Hogan
Michael R. Hogan
Director

December 22, 2009	By:	/s/ Timothy K. Reeves
Timothy K. Reeves
Director

December 22, 2009	By:	/s/ Steven C. Roberts
Steven C. Roberts
Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement.*

4.1	Articles of Incorporation (incorporated by reference to Exhibit B to the Definitive Proxy Statement for the 2003 Annual Meeting filed on December 27, 2002).

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended December 31, 2003).

4.3
Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 16, 2009).

4.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on December 21, 2007).

4.5
Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 16, 2009).

4.6	Warrant to Purchase 778,421 Shares of Common Stock of Pulaski Financial Corp. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on January 16, 2009).

4.7	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities).

4.8	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities).

4.9	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.*

4.10	Form of Preferred Stock Certificate*

4.11	Form of Certificate of Designation for series of Preferred Stock*

4.12	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units.*

4.13	Form of Unit Agreement*

5.1	Opinion of Kilpatrick Stockton LLP as to the legality of the securities being offered.

23.1	Consent of KPMG LLP.

23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5 filed herewith).

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

25.1	Form T-1 Statement of Eligibility of the Senior Indenture Trustee (to be filed prior to any issuance of Senior Debt Securities).**

25.2	Form T-1 Statement of Eligibility of the Subordinated Indenture Trustee (to be filed prior to any issuance of Subordinated Debt Securities).**

*	To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated herein by reference.
**	To be subsequently filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.